Exhibit 99.2 - Form 3 Joint Filer Information



   Name:  S.A.C. Capital Advisors, LLC

   Address:  72 Cummings Point Road, Stamford CT 06902

   Designated Filer:  S.A.C. Capital Associates, LLC

   Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

   Date of Event Requiring Statement:  March 14, 2007



   Name:  S.A.C. Capital Management, LLC

   Address:  540 Madison Avenue, New York NY 10022

   Designated Filer:  S.A.C. Capital Associates, LLC

   Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

   Date of Event Requiring Statement:  March 14, 2007



   Name:  Steven A. Cohen

   Address:  72 Cummings Point Road, Stamford CT 06902

   Designated Filer:  S.A.C. Capital Associates, LLC

   Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

   Date of Event Requiring Statement:  March 14, 2007